UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Artisan Partners Funds, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Artisan Emerging Markets Fund	Artisan International Value Fund

Artisan Global Equity Fund	Artisan Mid Cap Fund

Artisan Global Opportunities Fund	Artisan Mid Cap Value Fund

Artisan Global Value Fund	Artisan Small Cap Fund

Artisan International Fund	Artisan Small Cap Value Fund

Artisan International Small Cap Fund	Artisan Value Fund

We wanted to make you aware that your clients who hold shares in one or more of the above Artisan Funds (each, a “Fund” and collectively, the “Funds”) as of the record date of September 14, 2012, will receive proxy materials regarding the Special Meeting of Shareholders scheduled for November 13, 2012.

The materials include a proxy statement with detailed information about the proposals and a proxy card that shareholders can sign and return in a postage paid envelope. The materials will also provide instructions on how shareholders can vote by telephone or through the Internet. You can access the materials by visiting www.myproxyonline.com/ArtisanProxy2012. Shareholders will be asked to vote on the following proposals:

Proposal Summary	Fund(s) Voting on the Proposal

1. Election of Directors.	All Funds.

2. Amendment of certain “fundamental” investment restrictions of the Funds.	Each Fund will vote separately on a Fund-by- Fund, sub-proposal-by-sub-proposal basis.

3. Amendment and restatement of the Amended and Restated Articles of Incorporation of the Corporation.	All Funds.

4. Shareholder proposal requesting that the Board “institute procedures to prevent holding investments in companies that, in the judgment of the Board, substantially contribute to genocide or crimes against humanity.”

Artisan International Fund.

5. Transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.	All Funds.

After careful consideration, the board of directors of Artisan Funds unanimously recommends that shareholders vote “FOR” Proposals 1, 2, and 3, and “AGAINST” Proposal 4.

Please note that your clients may receive a telephone solicitation in connection with this proxy statement from Okapi Partners, the Fund’s proxy solicitor. However, we are committed to helping you maintain your client relationships while we carry out our required solicitation process. To that end, we are asking for your support and assistance in answering any questions you may receive from your clients on this matter. We encourage you to speak to your clients about voting their proxies to avoid the additional expense of solicitation phone calls.

•	Please ask your clients to vote as soon as possible. Instructions on how they can vote, over the phone, by internet or by mail will be detailed on the proxy card they receive.

•	Explain that their vote is critical no matter how many shares they own.

•	Okapi Partners will need to continue to contact shareholders until the necessary vote is attained.

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If you or your clients have any questions, please provide this toll-free number for more information: 1-877-279-2311. Agents are available to answer questions or to record voting instructions Monday through Friday from 9:00 a.m. to 11:00 p.m. Eastern Time and Saturday from 12:00 p.m. to 5:00 p.m. Eastern Time. The voting process is quick and easy and will require only a couple minutes of their time.

Thank you for your support of Artisan Funds